                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                           CDW COMPUTER CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

================================================================================





                                    NOTICE OF


                                 ANNUAL MEETING


                                 OF SHAREHOLDERS


                                       AND


                                 PROXY STATEMENT


                                  MAY 23, 2001


                           CDW COMPUTER CENTERS, INC.
                           200 NORTH MILWAUKEE AVENUE
                          VERNON HILLS, ILLINOIS 60061





                           CDW COMPUTER CENTERS, INC.


                                 --------------





================================================================================

                           CDW COMPUTER CENTERS, INC.
                           200 NORTH MILWAUKEE AVENUE
                          VERNON HILLS, ILLINOIS 60061



                                                          APRIL 16, 2001



Dear Fellow Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of CDW Computer Centers, Inc. (the "Company") scheduled for 6:00 p.m. on Wednesday, May 23, 2001, at the Company's headquarters, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

         The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         I believe the annual meeting provides an excellent opportunity for you to become better acquainted with CDW and our management team. Members of the Board of Directors, management and I look forward to personally greeting those shareholders who are able to attend the Annual Meeting.

         Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. You may revoke your proxy by a later dated proxy or vote in person at the meeting, if you prefer. The Board of Directors and I thank you for your continued support and hope that you will attend the meeting.

                                                  Sincerely yours,

                                                  /s/ Michael P. Krasny

                                                  Michael P. Krasny
                                                  Chairman

                           CDW COMPUTER CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 2001
                                 ---------------

         The Annual Meeting of Shareholders of CDW Computer Centers, Inc. (the "Company") will be held at 6:00 p.m. on Wednesday, May 23, 2001 at the Company's headquarters, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 for the purpose of considering and voting on:

1. The election of nine directors. Management's nominees are named in the accompanying Proxy Statement.
2. The ratification of the selection of PricewaterhouseCoopers LLP, independent accountants, as auditors for the Company for the year ending December 31, 2001.
3. Such other business as may properly come before the meeting and all adjournments thereof.

         The Board of Directors has fixed April 6, 2001 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting. Only holders of record of the Company's stock at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

         YOUR VOTE IS IMPORTANT TO CDW. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, UNLESS YOU INTEND TO VOTE IN PERSON AT THE MEETING. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

         Your signed and dated proxy card should be returned to:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                            New York, New York 10038
                           Attention: Proxy Department

                                /s/ Harry J. Harczak, Jr.
                                -------------------------
                                Harry J. Harczak, Jr.
                                Chief Financial Officer, Treasurer and Secretary

Vernon Hills, Illinois
April 16, 2001

                          YOUR VOTE IS IMPORTANT TO CDW
YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                           CDW COMPUTER CENTERS, INC.
                           200 NORTH MILWAUKEE AVENUE
                          VERNON HILLS, ILLINOIS 60061



                                 PROXY STATEMENT

                          ANNUAL MEETING - MAY 23, 2001



INFORMATION REGARDING PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CDW Computer Centers, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders on Wednesday, May 23, 2001 (the "Annual Meeting of Shareholders" or "Annual Meeting") and at any and all adjournments thereof.

         This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 16, 2001. The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, e-mail, facsimile, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and the Company will reimburse them for postage and clerical expense in doing so.

         Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and they will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not-voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Accordingly, an abstention will have the same effect as a vote against such matter. Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made in an otherwise properly executed proxy, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company, at the Company's executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061.

      UNLESS OTHERWISE INDICATED, ALL INFORMATION PROVIDED HEREIN IS GIVEN
                             AS OF THE DATE HEREOF.

VOTING SECURITIES

         The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters. On April 6, 2001 (the "Record Date"), 85,470,876 shares of Common Stock were issued and outstanding. In addition, 2,095,000 shares are held in Treasury by the Company and are deemed issued but not outstanding.

         Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting. There are no cumulative voting rights. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining the existence of a quorum.

         Assuming a quorum is present in person or by proxy, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote is required for election of the directors and ratification of the independent accountant.

SHAREHOLDER PROPOSALS

         Any shareholder desirous of including any proposal in the Company's proxy soliciting material for the next regularly scheduled Annual Meeting of Shareholders (for the year ending December 31, 2001) must submit his or her proposal, in writing, directed to the Company's executive offices not later than November 23, 2001. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities Exchange Act of 1934, as amended, in order for such proposal to be included in the 2002 Proxy Statement.

         In addition, pursuant to the rules and regulations of the Securities and Exchange Commission, at the Company's 2002 Annual Meeting of Shareholders the proxy holders appointed by the Company may exercise discretionary authority when voting on a shareholder proposal properly presented at such meeting that is not included in the Company's proxy statement for such meeting if such proposal is received by the Company after March 2, 2002. If notice of a shareholder proposal is received by the Company on or prior to such date and such proposal is properly presented at the 2002 Annual Meeting but not included in the Company's proxy statement for such meeting, the proxy holders appointed by the Company may exercise discretionary authority if in such proxy statement the Company advises shareholders of the nature of such proposal and how the proxy holders appointed by the Company intend to vote on such proposal, unless the shareholder submitting such proposal satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to the Company's shareholders.

         All shareholder proposals should be directed to Harry J. Harczak, Jr., Secretary of the Company.

SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at March 31, 2001, except where noted below, by: (i) each person or group that is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each of the Named Officers (as hereinafter defined); and (iv) all directors, director nominees and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective shareholders to the Company.

                                                           COMMON STOCK
                                                    ---------------------------
                                                    AMOUNT AND
                                                    NATURE OF         PERCENT
                                                    BENEFICIAL       OF COMMON
NAME OF BENEFICIAL OWNER                             OWNERSHIP         STOCK
------------------------                            -----------      ----------
Michael  P. Krasny (1) (2)                           40,008,629           46.7%
Gregory C. Zeman (1) (3)                              6,692,778            7.8%
FMR Corp. (4)                                         6,009,820            7.0%
John A. Edwardson (5)                                   150,000               *
Daniel B. Kass (6)                                    1,352,194            1.6%
Paul A. Kozak (7)                                        37,928               *
Harry J. Harczak, Jr. (8)                                47,659               *
Joseph Levy, Jr. (9)                                    118,436               *
Michelle L. Collins (10)                                 40,436               *
Casey G. Cowell                                          37,738               *
Donald P. Jacobs                                              0               *
Brian E. Williams                                         1,600               *
Terry L. Lengfelder                                       1,000               *
All directors, director nominees and executive
  officers as a group (15 persons) (11)              42,358,138           49.4%


*        Less than 1%
(1) The address for Messrs. Krasny and Zeman is the executive office of the Company.
(2) Includes 6,244,972 shares remaining subject to the MPK Stock Option Plan (all of which shares are also included in the holdings of Messrs. Zeman and Kass above), 664,106 shares remaining subject to the MPK Restricted Stock Plan and 37,796 shares owned by Mr. Krasny's minor stepson. Mr. Krasny disclaims beneficial ownership with respect to the shares subject to the MPK Stock Option Plan and the MPK Restricted Stock Plan.
(3) Includes 5,274,596 shares issuable pursuant to non-forfeitable options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. As of March 31, 2001 options for 2,759,996 shares are exercisable and the remaining options become exercisable at the rate of 1,885,950 and 628,650 on December 31, 2001 and 2002, respectively. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. All options granted to Mr. Zeman under the MPK Stock Option Plan will become exercisable in the event that Mr. Zeman terminates his employment with the Company. These shares are also reported as being beneficially owned by Mr. Krasny.
(4) The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The number of shares held was obtained from the holder's Schedule 13G filing with the Securities and Exchange Commission dated February 14, 2001.
(5) Includes 100,000 shares of restricted stock granted on January 28, 2001 that vest at the rate of 25,000 shares on each of the first four anniversaries of such grant date.
(6) Includes 970,376 shares issuable pursuant to options granted under the MPK Stock Option Plan out of Mr. Krasny's own shares. As of March 31, 2001 options for 436,976 shares are exercisable and the remaining options become exercisable at the rate of 400,050 and 133,350 on December 31, 2001 and 2002, respectively. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. All options granted to Mr. Kass under the MPK Stock Option Plan will become exercisable in the event that Mr. Kass terminates his employment with the Company. These shares are also reported as being beneficially owned by Mr. Krasny.

(7) Includes options, exercisable as of March 31, 2001 or within 60 days thereafter, to acquire 15,126 shares of Common Stock granted pursuant to the CDW Incentive Stock Option Plan and 9,377 shares of Common Stock granted pursuant to the 1996 CDW Incentive Stock Option Plan.
(8) Includes options, exercisable as of March 31, 2001 or within 60 days thereafter, to acquire 12,726 shares of Common Stock granted pursuant to the CDW Incentive Stock Option Plan, 3,125 shares of Common Stock granted pursuant to the 1996 CDW Incentive Stock Option Plan, and 25,000 shares of Common Stock granted pursuant to a 1996 Nonstatutory Stock Option Agreement.
(9) Includes options, exercisable as of March 31, 2001 or within 60 days thereafter, to acquire 28,436 shares of Common Stock granted pursuant to the CDW Director Stock Option Plan.
(10) Includes options, exercisable as of March 31, 2001 or within 60 days thereafter, to acquire 38,436 shares of Common Stock granted pursuant to the CDW Director Stock Option Plan.
(11) For purposes of computing the aggregate number of shares owned by directors and officers of the Company as a group, shares of Common Stock beneficially owned by more than one officer are counted only once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2000, all persons subject to Section 16(a) were in compliance with all Section 16(a) filing requirements.

ANNUAL REPORT AND FORM 10-K

         The 2000 Annual Report of the Company, which includes financial statements for the years ended December 31, 2000, 1999 and 1998, has been mailed with this Proxy Statement to shareholders of record on the Record Date. The Annual Report does not constitute a part of the proxy material. A copy of the Company's Report on Form 10-K for the year ended December 31, 2000, including the financial statements and the financial statement schedule, as filed with the Securities and Exchange Commission, is available to shareholders and may be obtained by writing to the Secretary at the Company's executive offices.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating activities. Members of the Board are kept informed of the Company's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and Committee meetings by the Chairman and other officers.

         Nine directors, all but one of whom are members of the present Board of Directors, are recommended for election at the Annual Meeting. All directors serve until the annual meeting next following their election and until their successors have been elected. There are no family relationships between or among any directors of the Company.

         All of the nominees have consented to serve if elected and the Company has no reason to believe that any of the named nominees will be unable to serve. Correspondence may be directed to nominees at the Company's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of all nominees.

         Mr. Krasny, the Company's founder and former Chief Executive Officer, has indicated his intention to retire as Chairman of the Board and, if re-elected by the shareholders, remain as director of the Company. Following the Annual Meeting of Shareholders, Mr. Krasny will cease to be an active member of management and will become Chairman Emeritus. If Mr. Edwardson, who currently serves as the Company's Chief Executive Officer, President and Director, is elected as a director at the Annual Meeting, the Board intends to elect Mr. Edwardson to serve as its Chairman.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

         Set forth below is certain information concerning the nominees for election to the Board of Directors of the Company. Eight of the nominees are current directors who are standing for re-election. Joseph Levy, Jr. has chosen not to stand for re-election after eight years of service. Terry L. Lengfelder has been nominated to fill the position to be vacated by Mr. Levy.

             NAME                  AGE               POSITION(S) WITH THE COMPANY
             ----                  ---               ----------------------------
Michael P. Krasny..............     47      Chairman of the Board
John A. Edwardson..............     51      Chief Executive Officer, President and Director
Gregory C. Zeman...............     42      Vice Chairman and Director
Daniel B. Kass.................     44      Executive Vice President-Sales and Director
Michelle L. Collins............     41      Director
Casey G. Cowell................     48      Director
Donald P. Jacobs...............     73      Director
Terry L. Lengfelder............     63      Nominee for Director
Brian E. Williams..............     50      Director

         Michael P. Krasny is the founder of the Company and currently serves as Chairman of the Board, a position he has held since the Company's inception. Mr. Krasny served as Chief Executive Officer from the Company's inception through January 2001 and served as President from the Company's incorporation through December 1990. Mr. Krasny's responsibilities include assisting Mr. Edwardson with his transition into the Company. Mr. Krasny is a 1975 graduate of the University of Illinois where he earned a Bachelor of Science degree in Finance.

         John A. Edwardson is Chief Executive Officer and President of the Company. Mr. Edwardson joined the Company in January 2001. Prior to joining the Company, Mr. Edwardson served as Chairman and Chief Executive

Officer of Burns International Services Corporation from 1999 until 2000. Mr. Edwardson served as a director (1994-1998), President (1994-1998) and Chief Operating Officer (1995-1998) of UAL Corporation and United Airlines. Mr. Edwardson served as Executive Vice President and Chief Financial Officer of Ameritech Corporation from 1991 until 1994. Mr. Edwardson currently serves on the Board of Directors of Household International and Focal Communication Corporation and serves on the Board of Trustees of Purdue University. Mr. Edwardson is a 1971 graduate of Purdue University where he earned a Bachelor of Science in Industrial Engineering and a 1972 graduate of the University of Chicago where he earned a Masters Degree in Business Administration.

         Gregory C. Zeman is Vice Chairman and a director of the Company. Mr. Zeman has been an employee and officer of the Company, serving in varying capacities, since March 1987. Mr. Zeman served as President from January 1991 until January 2001. Prior to becoming President, Mr. Zeman served as an Account Manager, Sales Manager, Purchasing Manager and Vice President of Sales, Purchasing and Marketing. Mr. Zeman became a director of the Company in June 1990. Mr. Zeman's responsibilities with the Company focus on vendor relationships, sales, purchasing and marketing functions. Mr. Zeman is a 1983 graduate of Marquette University where he earned a Bachelor of Science degree in Computational Math.

         Daniel B. Kass is Executive Vice President-Sales and a director of the Company. Mr. Kass joined the Company in November 1987 as an Account Manager. He served as Sales Manager from January 1989 through December 1990. Mr. Kass became Vice President-Operations in January 1991, a director of the Company in March 1993, Vice President-Sales in January 1996, and Executive Vice President-Sales in January 2000. Mr. Kass' responsibilities with the Company focus on sales, sales recruiting, sales training and customer service. Mr. Kass is a 1981 graduate of Southern Illinois University where he earned a Bachelor of Science degree in Journalism.

         Michelle L. Collins is a director of the Company. Ms. Collins is co-founder and managing director of Svoboda, Collins, L.L.C., a $150 million private equity firm. Ms. Collins has been a general partner in the firm since January 1998. From 1992 through January 1998, Ms. Collins was a principal at William Blair & Company, L.L.C., an investment bank. Ms. Collins became a director of the Company in April 1996 and currently serves on the Audit and Nominating Committees. Ms. Collins has been a member of the Board of Directors of Coldwater Creek, Inc. since January 1998. Ms. Collins is also a director of several civic organizations and private companies. Ms. Collins is a 1982 graduate of Yale University, where she earned an undergraduate degree in Economics and a 1986 graduate of the Harvard Graduate School of Business, where she earned a Masters Degree in Business Administration.

         Casey G. Cowell is a director of the Company. Mr. Cowell is Chairman and principal owner of Durandal, Inc., a holding company for a number of diversified private companies. Previously, Mr. Cowell co-founded U.S. Robotics, one of the world's leading suppliers of data communications products and systems. He served as Chairman and CEO of U.S. Robotics from its inception in 1976 until its acquisition by 3Com in June 1997. Mr. Cowell became a director of the Company in November 1999 and currently serves on the Compensation and Stock Option and Nominating Committees. Mr. Cowell serves on the Board of Directors of 3Com and is a member of the Board of Trustees for the University of Chicago and the Illinois Institute of Technology. Mr. Cowell is a 1975 graduate of the University of Chicago.

         Donald P. Jacobs is a director of the Company. Mr. Jacobs is the dean of the J.L. Kellogg Graduate School of Management and has been a member of the Kellogg faculty since joining the school in 1957. Mr. Jacobs became a director of the Company in November 1999 and currently serves on the Audit Committee. He serves on the Board of Directors of several corporations, including Hartmarx, ProLogis Trust, Terex Corporation and GP Strategies Corporation. Mr. Jacobs is a graduate of Roosevelt University where he earned a Bachelor of Arts degree in Economics in 1949 and a graduate of Columbia University where he earned a Master of Arts degree in Economics in 1951 and a Doctorate in Economics in 1956. Mr. Jacobs has received numerous honorary degrees from prestigious national and international universities.

         Terry L. Lengfelder is a nominee for election to the Company's Board of Directors. Mr. Lengfelder is a retired partner of Andersen (formerly Arthur Andersen LLP), where he served as a regional managing partner and in various other assignments from 1972 to 1998. Mr. Lengfelder also served as chairman of the Board of Partners of Andersen Worldwide in 1993 and 1994. Mr. Lengfelder has been a member of the Board of Directors of Lanoga Corporation since 1999 and is vice chairman of the Board of Trustees of the University of Puget Sound, having served as a Trustee since 1985. Mr. Lengfelder served on the Board of Directors of Burns International Service Corporation from 1999 until 2000 and was chairman of the Finance and Audit Committee. Mr. Lengfelder is a 1961 graduate of Washington University with a Bachelor of Science degree in Business Administration.

         Brian E. Williams is a director of the Company. Mr. Williams has been President of Foote, Cone & Belding Chicago, an advertising firm, since 1998. From 1987 to 1998, Mr. Williams was a Senior Vice President at Leo Burnett Company, also an advertising firm. Mr. Williams became a director of the Company in January 2000 and currently serves on the Compensation and Stock Option and the Nominating Committees. He serves on the Board of Directors of FCB Worldwide and serves on the Board of Trustees of Children's Memorial Hospital. Mr. Williams is a 1975 graduate of Northwestern University's J.L. Kellogg Graduate School of Management and earned his Bachelor of Arts degree from Dartmouth College in 1972.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         Regular meetings of the Board of Directors of the Company are conducted quarterly. From time to time, special meetings of the Board of Directors are conducted as required. The Board of Directors had four regular meetings during the year ended December 31, 2000.

         The Audit Committee is currently comprised of Ms. Collins and Messrs. Jacobs and Levy. Each member of the Audit Committee is "independent," as such term is defined in the listing standards of the National Association of Securities Dealers. The Audit Committee's primary duties and responsibilities are set forth in the Audit Committee Charter, which is attached hereto as Exhibit A. The Audit Committee held four regular meetings during the year ended December 31, 2000 and met quarterly via a telephonic conference call with management and the independent auditors to review financial results prior to public release. See "Audit Committee Charter" and "Report of the Audit Committee".

         The Compensation and Stock Option Committee is currently comprised of Messrs. Cowell, Levy and Williams. The functions performed by the Compensation and Stock Option Committee include approval of Chief Executive Officer compensation; review and approval of the terms of performance-based compensation programs for officers; review and certification of amounts due under performance-based compensation programs for officers; review and approval of compensation and/or adjustments thereto for other officers and employees to the extent requested by the Chief Executive Officer or otherwise required by the terms of existing employment agreements; and review and approval of the terms of stock option grants. The Compensation and Stock Option Committee had three regular meetings during the year ended December 31, 2000. See "Report of the Compensation and Stock Option Committee."

         The Nominating Committee is currently comprised of Ms. Collins and Mr. Cowell. The functions performed by the Nominating Committee include review of the present and future composition of the Board of Directors; recruitment of new directors; the recommendation and placing in nomination at annual meetings of a slate of directors; and the review and determination of director compensation. The Nominating Committee will also consider qualified nominees recommended by shareholders, in writing, provided such candidates demonstrate a serious interest in serving as directors. The Nominating Committee did not meet during the year ended December 31, 2000.

MANAGEMENT

         Set forth below are the names, ages and titles of each executive officer of the Company. Executive officers are elected by and serve at the discretion of the Board of Directors until their successors are duly chosen and qualified.


             NAME                   AGE               POSITION(S) WITH THE COMPANY
             ----                   ---               ----------------------------
Michael P. Krasny..............      47      Chairman of the Board
John A. Edwardson..............      51      Chief Executive Officer, President and Director
Gregory C. Zeman...............      42      Vice Chairman and Director
Daniel B. Kass.................      44      Executive Vice President-Sales and Director
Paul A. Kozak..................      36      Senior Vice President-Purchasing
Harry J. Harczak, Jr...........      44      Chief Financial Officer, Treasurer and Secretary
James R. Shanks................      36      Chief Information Officer
Douglas E. Eckrote.............      36      Vice President-Operations
Joseph K. Kremer ..............      36      Vice President-Marketing

         See "Election of Directors-Nominees for Election to Board of Directors" for the discussion of Messrs. Edwardson, Zeman and Kass.

         Paul A. Kozak is Senior Vice President-Purchasing of the Company. Mr. Kozak joined the Company in August 1987 and since that time has served as an Account Manager, Sales Manager and Director of Purchasing. Mr. Kozak was appointed Vice President-Purchasing in January 1995 and Senior Vice President-Purchasing in January 2000. Mr. Kozak has primary responsibility for product acquisition and managing vendor relationships. He is a 1986 graduate of the University of Iowa where he earned a Bachelor of Science degree in Business Administration.

         Harry J. Harczak, Jr. became Chief Financial Officer of the Company on May 1, 1994. Mr. Harczak was appointed Treasurer of the Company in 1998 and Secretary in 2000. Prior to joining the Company, Mr. Harczak was an audit partner in the accounting firm of Coopers & Lybrand L.L.P. where he worked since 1978. Mr. Harczak's responsibilities at the Company include the finance, accounting, treasury, budgeting/planning, SEC reporting, investor relations and human resource functions. He is a 1978 graduate of Depaul University, where he earned a Bachelor of Science degree in Accounting, and a 1995 graduate of the University of Chicago Executive Program, where he earned a Masters of Business Administration. Mr. Harczak is a certified public accountant.

         James R. Shanks is Chief Information Officer of the Company. Mr. Shanks joined the Company as Director of Information Systems in August 1993 and was appointed to Vice President-Information Systems in February 1996 and Chief Information Officer in April 1999. Prior to joining the Company, Mr. Shanks was employed by American Hotel Register from January 1985 to August 1993 as Manager of Information Systems. Mr. Shanks has primary responsibility for the Company's information technology and communication systems and its E-business initiatives, conducted through www.cdw.com. Mr. Shanks is a 1991 graduate of Barat College where he earned a Bachelor of Science degree in Computer Information Systems, and a 1996 graduate of Northwestern University's J.L. Kellogg Graduate School of Management.

         Douglas E. Eckrote is Vice President-Operations of the Company. Mr. Eckrote joined the Company in January 1989 and since that time has served as an Account Manager, Sales Manager and Director of Operations. Mr. Eckrote was appointed Vice President-Operations as of January 1, 1999. Mr. Eckrote has primary responsibility for the Company's warehousing, distribution and technical service functions. He is a 1986 graduate of Purdue University where he earned a Bachelor of Science degree in Agricultural Sales and Marketing.

         Joseph K. Kremer became Vice President-Marketing of the Company on February 16, 1998. Prior to joining the Company, Mr. Kremer was U.S. Manager of Channel Marketing Programs at IBM Corporation, where he worked since 1987. Mr. Kremer has primary responsibility for the Company's advertising, marketing and public relations activities, including its branding initiatives. Mr. Kremer is a 1987 graduate of Virginia Polytechnic

Institute and State University where he earned a Bachelor of Science degree in Accounting and a 1989 graduate of University of Scranton, where he earned a Masters of Business Administration Degree in Finance.

DIRECTOR COMPENSATION; CDW DIRECTOR STOCK OPTION PLAN

         Directors who are not also employees of the Company ("Independent Directors") are paid an annual fee of $20,000. Additionally, the Company has established the CDW 2000 Incentive Stock Option Plan which contains provisions for the automatic grant of stock options to Independent Directors. On the first trading day of each calendar year, each Independent Director is granted options to purchase shares of Common Stock of the Company at a price based on the closing price of the Company's shares on the first trading day of such calendar year, subject to the terms and conditions of the CDW 2000 Incentive Stock Option Plan. The number of options so granted to each Independent Director is currently 12,000 shares, plus the product of 12,000 shares multiplied by the percentage increase in the Company's immediately preceding year's net income over the second immediately preceding year's net income, in each case calculated in accordance with generally accepted accounting principles, applied on a consistent basis. These options vest on the third anniversary of the date of grant and expire on the tenth anniversary of the date of grant. If an Independent Director ceases to be a member of the Board of Directors, all options granted to such Independent Director which have not vested shall expire by their terms.

EXECUTIVE COMPENSATION

         Information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2000, 1999 and 1998, of those persons who were, at December 31, 2000 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 2000 (the "Named Officers") is shown below:

                           SUMMARY COMPENSATION TABLE

                                                                                                           LONG TERM COMPENSATION
                                                                          ANNUAL COMPENSATION                      AWARDS
                                                              -----------------------------------------   -------------------------
                                                                                                          SECURITIES
                                                                                           OTHER ANNUAL   UNDERLYING     ALL OTHER
                                                                              BONUS        COMPENSATION    OPTIONS/    COMPENSATION
      NAME AND PRINCIPAL POSITION                    YEAR     SALARY($)     ($)(1)(2)           ($)         SARS(#)        ($)(3)
      ---------------------------                    ----     ---------    ----------      ------------   ----------   ------------
Michael P. Krasny                                    2000     $237,015     $  809,522            ---         21,251       $4,000
   Chairman of the Board and Chief                   1999     $230,784     $1,240,346            ---            ---       $3,856
   Executive Officer                                 1998     $227,373     $1,243,757            ---            ---       $4,155

Gregory C. Zeman                                     2000     $207,388     $1,227,310            ---         29,472       $4,000
   President and Director                            1999     $201,936     $1,788,064            ---            ---       $3,856
                                                     1998     $198,952     $1,050,614            ---            ---       $3,655

Daniel B. Kass                                       2000     $207,388     $1,224,410            ---         29,207       $4,000
   Executive Vice President-Sales                    1999     $201,936     $1,780,238            ---            ---       $3,856
   and Director
                                                     1998     $198,952     $  756,828            ---            ---       $4,155

Paul  A. Kozak                                       2000     $195,537     $  657,268            ---         19,484       $4,000
   Senior Vice President-Purchasing                  1999     $190,397     $  711,819            ---        407,650       $3,856
                                                     1998     $187,583     $  290,889            ---         15,000       $4,155

Harry J. Harczak, Jr                                 2000     $195,537     $  653,282            ---         19,484       $4,000
   Chief Financial Officer,                          1999     $140,448     $  761,768            ---        407,650       $3,856
   Treasurer and Secretary                           1998     $138,372     $  261,420            ---         14,956       $4,155

(1) Amounts reflected are pursuant to performance based compensation programs.

(2) Includes amounts representing travel incentive awards and company-wide bonus plans.

(3) Reflects the Company's contributions to the account of each of the Named Officers under the CDW Computer Centers, Inc. Employees' Profit Sharing Plan and Trust, including employer matching contributions. The amounts for the 2000 contributions represent the Company's best estimate, as final calculations have not been completed at the date of this Proxy Statement.

OPTION GRANTS

         Information with respect to grants of stock options to Named Officers during 2000 is set forth below.

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value at
                                                                                              Assumed Annual Rates of
                                                                                           Stock Price Appreciation for
                                  Individual Grants                                                Option Term
--------------------------------------------------------------------------------------------------------------------------
          (a)              (b)         (c)            (d)         (e)         (f)                      (g)
                                    % of Total     Exercise     Market
                                 Options Granted   or Base     Price on
                        Options      Employees      Price     Grant Date   Expiration
         Name           Granted   in Fiscal Year    ($/Sh)      ($/Sh)        Date         0% ($)     5% ($)      10% ($)
         ----           -------  ---------------   --------   ----------   ----------    ---------  ----------  ----------
Michael P. Krasny         5,500  (1)    0.60%      $27.875      $27.875    12/31/2020       ---     $  253,473  $  878,097
                         15,751  (2)    1.72%      $ 0.010      $27.875    12/31/2020     $438,902  $1,165,802  $2,953,612

Gregory C. Zeman          5,500  (1)    0.60%      $27.875      $27.875    12/31/2020       ---     $  253,473  $  878,097
                         23,972  (2)    2.62%      $ 0.010      $27.875    12/31/2020     $667,980  $1,772,753  $4,495,205

Daniel B. Kass            5,500  (1)    0.60%      $27.875      $27.875    12/31/2020       ---     $  253,473  $  878,097
                         23,707  (2)    2.60%      $ 0.010      $27.875    12/31/2020     $660,596  $1,753,156  $4,445,513

Paul A. Kozak             5,500  (1)    0.60%      $27.875      $27.875    12/31/2020       ---     $  253,473  $  878,097
                         13,984  (2)    1.53%      $ 0.010      $27.875    12/31/2020     $389,664  $1,043,131  $2,622,266

Harry J. Harczak, Jr.     5,500  (1)    0.60%      $27.875      $27.875    12/31/2020       ---     $  253,473  $  878,097
                         13,984  (2)    1.53%      $ 0.010      $27.875    12/31/2020     $389,664  $1,034,131  $2,622,266

(1) Options are exercisable at the rate of 20% per year, beginning December 31, 2003. Options become fully exercisable upon a change-in-control of the Company.
(2) Options represent a portion of the annual bonus that is granted pursuant to the CDW Senior Management Incentive Plan. Options are exercisable in full on April 30, 2005.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Information with respect to options exercised and shares sold during 2000, unexercised options to purchase Common Stock granted under the MPK Stock Option Plan and CDW Incentive Stock Option Plans and restricted shares granted under the MPK Restricted Stock Plan to the Named Officers and held by them at December 31, 2000 is set forth below.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                             SHARES       VALUE          DECEMBER 31, 2000(#)           DECEMBER 31, 2000($) (4)
                          ACQUIRED ON   REALIZED     ---------------------------      -----------------------------
NAME                      EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                      -----------  ------------  -----------   -------------      -----------     -------------
Michael P. Krasny             ---          ---           ---            21,251            ---          $   438,902
Gregory C. Zeman (1)       3,326,732   $113,242,371   2,759,996      2,544,072 (2)    $76,923,366      $70,751,956
Daniel B. Kass  (2)          854,156   $ 27,477,425     436,976        562,607 (2)    $12,178,882      $15,526,894
Paul A. Kozak  (3)            40,124   $  1,333,878      18,253        593,469        $   340,710      $ 5,048,013
Harry J. Harczak, Jr.         38,724   $  1,067,757      12,251        595,559        $   213,919      $ 4,609,494


(1) All shares acquired on exercise are attributable to the exercise of options issued pursuant to the MPK Stock Option Plan. Unexercised options at December 31, 2000 include options for 5,274,596 shares pursuant to the MPK Stock Option Plan, of which 2,759,996 are exercisable.
(2) All shares acquired on exercise are attributable to the exercise of options issued pursuant to the MPK Stock Option Plan. Unexercised options at December 31, 2000 include options for 970,376 shares pursuant to the MPK Stock Option Plan, of which 436,976 are exercisable. All options pursuant to the MPK Stock Option Plan become fully exercisable upon termination of employment.
(3) Includes 37,502 shares of restricted stock allocated to Mr. Kozak under the MPK Restricted Stock Plan which vest in equal installments on January 1, 2001, 2002 and 2003. See MPK Restricted Stock Plan.
(4) Based on the closing price as reported by The Nasdaq Stock Market of the Company's Common Stock on December 31, 2000 ($27.875), less the respective exercise prices.

MPK STOCK OPTION PLAN

         At the time of the Company's initial public offering, Mr. Krasny established the MPK Stock Option Plan pursuant to which he granted to Messrs. Zeman and Kass and a former employee of the Company options to purchase in the aggregate 16,573,500 shares of Common Stock owned by him. As of February 28, 2001, options to acquire an aggregate of 6,244,972 shares of common stock remain outstanding. These options are non-forfeitable and become exercisable during the employment of such individual at the rate of 5% per year upon each of the first four anniversaries of the grant and an additional 15% on each anniversary date thereafter until all options are exercisable. Additional shares may be exercised proportionately to any shares sold by Mr. Krasny from his holdings. The options may be exercised at a price of $0.004175 per share. The MPK Stock Option Plan provides that should Messrs. Zeman or Kass terminate his employment with the Company, all options become exercisable and such individual will be required to exercise his options at the option exercise price within six months of the date of termination. The MPK Stock Option Plan gives Mr. Krasny the right to repurchase the shares relating to the terminating employee's exercised options at the prevailing market rate, less costs and expenses attendant to the sale of the stock. Mr. Krasny's acquisition may be made pursuant to a note payable over a ten-year period with interest at the applicable federal rate as defined in the Internal Revenue Code of 1986, as amended. Mr. Krasny has, in connection with the Company's repurchase of certain shares of Common Stock held by Messrs. Zeman and Kass (see "Certain

Transactions" below) waived his repurchase right with respect to shares acquired by Messrs. Zeman and Kass under the MPK Stock Option Plan. The MPK Stock Option Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from plan participants to the Company or increase the number of outstanding shares of Common Stock.

MPK RESTRICTED STOCK PLAN

         Effective upon the closing of the initial public offering, Mr. Krasny transferred 2,674,416 shares of his Common Stock to the MPK Restricted Stock Plan (the "MPK Plan Shares"), to be held in escrow for the benefit of those persons employed by the Company on December 31, 1992. Shares contributed on behalf of participating employees were calculated on the basis of their months of service and average salary. During such time as the MPK Plan Shares are held in escrow, Mr. Krasny retains the right to vote the MPK Plan Shares, and dividends thereon, if any, inure to the benefit of Mr. Krasny. The purpose of the MPK Restricted Stock Plan was to provide participants with additional incentives to remain in the Company's employ, to build upon employee loyalty and to provide such employees with an opportunity to share in the Company's profits and growth.

         In accordance with the original terms of the MPK Restricted Stock Plan, all of the MPK Plan Shares were scheduled to fully vest upon January 1, 2000, provided that a participant had remained continually employed with the Company or its subsidiaries during such period. Participants who leave the Company's employ forfeit their right to unvested MPK Plan Shares and such shares revert to Mr. Krasny. As of December 31, 2000, 853,606 shares have been forfeited and reverted to Mr. Krasny. MPK Plan Shares will immediately vest upon the death or total disability of a participating employee. The MPK Restricted Stock Plan, which is wholly funded from shares of Common Stock owned by Mr. Krasny, does not result in a cash payment from Plan participants to the Company or increase the number of outstanding shares of Common Stock.

         On January 31, 1997, the terms of the MPK Restricted Stock Plan were modified to provide participants the option to accelerate the vesting on 25% of their shares in exchange for the extension of the vesting period on their remaining shares through 2003. Under the terms of this modification, participants who elected the acceleration were granted options by the Company equal to the number of shares that became vested, with an exercise price equal to the fair market value of the Company's Common Stock on the acceleration date.

EMPLOYMENT RELATED AGREEMENTS

         Messrs. Krasny, Zeman and Kass

         The Company has entered into Employment and Non-Competition Agreements with Messrs. Krasny, Zeman and Kass that became effective upon the consummation of the initial public offering in 1993. In accordance with the terms of each Agreement, employment is terminable with or without cause and the Company will pay Messrs. Krasny, Zeman and Kass initial annual base salaries of $200,000, $175,000 and $175,000, respectively, to be adjusted in each case annually in accordance with the Consumer Price Index. In addition, each Agreement contains a non-competition restriction prohibiting the executive from undertaking certain competitive activities for a two year period after the date his employment with the Company ceases.

         Mr. Edwardson

         The Company entered into an employment agreement with John A. Edwardson on January 28, 2001. The agreement provides for Mr. Edwardson to serve as President and Chief Executive Officer of the Company until the fifth anniversary of the agreement. Mr. Edwardson has also been appointed a director and, if he is re-elected as a director at the 2001 Annual Meeting, he will be elected Chairman of the Board. Mr. Edwardson receives an annual base salary of $600,000, subject to annual review by the Compensation Committee. For fiscal year 2001, Mr. Edwardson will receive a special bonus of $440,000 (the "Special Bonus") if he remains employed by the Company on December 31, 2001 or if his employment is terminated prior to such date by the Company without Cause or by

Mr. Edwardson for Good Reason (as such terms are defined in the employment agreement). Under the terms of the Company's Senior Management Incentive Plan (the "Incentive Plan"), Mr. Edwardson's target incentive bonus opportunity for the 2001 fiscal year is $960,000. The actual incentive bonus payable for 2001 and for any subsequent year is based upon objective criteria established by the Compensation Committee of the Board.

         In accordance with the employment agreement, Mr. Edwardson received non-qualified stock options to purchase 1,600,000 shares of common stock under the Company's 2000 Incentive Stock Option Plan. The exercise price of these options is $36.625, the fair market value of the Company's common stock on the date of grant. One-fifth of these options will vest on each of the first five anniversaries of the employment agreement. In addition, Mr. Edwardson was granted a restricted stock award of 100,000 shares of common stock that will vest in equal annual installments on the first four anniversaries of the date of grant. If Mr. Edwardson's employment is terminated by the Company without Cause or by Mr. Edwardson for Good Reason, one-half of any unexercisable options will immediately become exercisable and one-half of the portion of the restricted stock award that is not vested will immediately become vested. Beginning with the 2002 fiscal year, subject to the approval of the Compensation Committee of the Board, Mr. Edwardson will be granted annually non-qualified stock options to purchase 150,000 shares of common stock, which options will be subject to terms substantially similar to the terms of the options described above.

         If the employment agreement is terminated by the Company without Cause or by Mr. Edwardson for Good Reason, the Company will be required, among other things, to make a lump sum cash payment to Mr. Edwardson equal to two times the sum of his annual base salary and his average annual bonus and to pay certain accrued obligations through the date of termination. For purposes of the employment agreement, Good Reason includes the failure to elect Mr. Edwardson as Chairman of the Board immediately following each annual meeting of shareholders during the employment period. Such election is possible only if the shareholders re-elect Mr. Edwardson a member of the Board, and if he is not so re-elected, he will be entitled to terminate the employment agreement for Good Reason and receive the payments described above. The agreement also contains standard non-competition and non-solicitation covenants that survive during the term of the agreement and for a period of two years thereafter.

         The Company has also entered into a transitional compensation agreement with Mr. Edwardson. In the event of a Change of Control (as defined in the transitional compensation agreement), the employment relationship between the Company and Mr. Edwardson will be exclusively governed by the transitional compensation agreement. Upon a Change in Control, all stock options, restricted stock and other equity awards to Mr. Edwardson that are not otherwise vested will vest in full, and all options will remain exercisable for the period provided in the applicable award agreement. If, following a Change of Control, there is a Qualifying Termination (as defined in the transitional compensation agreement), Mr. Edwardson will receive the following benefits in lieu of benefits under the employment agreement: (i) payment in a lump sum of an amount equal to 300% of his base salary and his average annual bonus, (ii) prorated annual incentive bonus (based on the target bonus under the Incentive Plan) through the date of termination, (iii) payment of all accrued obligations through the date of termination in a lump sum and (iv) the continuation of all welfare benefits and senior executive perquisites for a period of two years or an equivalent lump sum cash payment. In the event that such payments and benefits subject Mr. Edwardson to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Edwardson would be entitled to receive a "gross-up" payment, unless his net after-tax benefit resulting from such gross-up payment, as compared to a reduction of such payments and benefits so that no excise tax is incurred, is less than $100,000.

CERTAIN TRANSACTIONS

         On February 2, 2001, the Company, as part of its publicly announced share repurchase program, entered into an agreement to purchase 1,181,818 shares of Common Stock from Mr. Zeman and an agreement to purchase 318,182 shares of Common Stock from Mr. Kass. The per-share price for both sales was $38.423, resulting in a total payment to Mr. Zeman of $45,408,993.01 and a total payment to Mr. Kass of $12,225,506.99. The per share price was determined by subtracting $0.015 per share from the closing price on the day of the agreements.

         In connection with these purchases, on February 5, 2001, the Company entered into a registration rights agreement with each of Mr. Zeman and Mr. Kass (the "Registration Rights Agreements"). The Registration Rights Agreements give each of Mr. Zeman and Mr. Kass the right to demand (a "Registration Demand"), one time in each of calendar year 2001, 2002 and 2003, that the Company register some or all of the shares of Common Stock held by him at such time or to be acquired by him pursuant to the exercise of options under the MPK Stock Option Plan. The Company will have the option, when a Registration Demand is presented to it, to either (i) purchase, at a per share price equal to $0.015 less than the then-current trading price, the shares subject to such Registration Demand,
(ii) register such shares on a "shelf" registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), or
(iii) register such shares on an registration statement under the Securities Act and cooperate with Mr. Zeman or Mr. Kass, as applicable, in developing and conducting an organized marketing campaign and "road show" relating to such registration statement. The Registration Rights Agreements contain customary conditions and limitations, including those relating to blackouts resulting from material non-public information which the Company should not be forced to disclose prematurely and to giving priority to Company financings.

REPORT OF THE AUDIT COMMITTEE
         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors (the "Board"). The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter (the "Audit Committee Charter") adopted by the Board. The Audit Committee Charter is attached to this proxy statement as Exhibit A.

         In the course of fulfilling its responsibilities during fiscal year 2000, the audit committee has:

- reviewed and discussed with management the audited financial statements for the year ended December 31, 2000;

- discussed with representatives of PricewaterhouseCoopers LLP (the "Independent Auditor") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

- received the written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended;

- discussed with the Independent Auditor its independence from the Company and management; and

- considered whether the provision by the Independent Auditor of non-audit services is compatible with maintaining the Independent Auditor's independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

THE AUDIT COMMITTEE - FISCAL 2000

Michelle L. Collins
Donald P. Jacobs
Joseph Levy, Jr.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         The Compensation and Stock Option Committee (the "Compensation Committee") is currently comprised of three independent directors, Messrs. Cowell, Williams and Levy.

Compensation Policy

         General. The Company's executive compensation program is designed to advance the interests of the Company by attracting, motivating and retaining well-qualified executives, managers and other key employees of the Company and to align the interests of such persons with the shareholders of the Company by providing such persons with performance-based incentives linked to corporate performance factors. The three primary components of the Company's executive compensation program are:

         (i)      base salary;

         (ii)     annual incentive awards; and

         (iii)    long-term incentive awards in the form of stock option grants.

         Base Salary. The base salaries of Messrs. Krasny, Zeman and Kass were established by the terms of their respective employment agreements with annual adjustments based upon changes in the United States Consumer Price Index. The base salaries of each of the other Named Officers were initially established by Messrs. Krasny and Zeman at the time each of the respective officers assumed their positions based upon their level of experience, past performance, expected future performance and market conditions. The annual adjustments in the base salaries of the other Named Officers are based upon changes in the United States Consumer Price Index, as well as merit increases, where applicable. The base salary of each executive officer of the Company, including Mr. Krasny, is set at a level such that the greater portion of the executive officer's total compensation is dependent upon Company performance.

         Annual Incentive Awards. The annual incentive element of the Company's executive compensation program is pursuant to the CDW Senior Management Incentive Plan and is based upon the increase in the Company's income from operations over its income from operations for the previous year. In addition, the Company's executives participate in a company-wide management bonus pool. Each Named Officer received a $10,000 allocation of the pool for fiscal year 2000.

         Long-Term Incentive Awards. The long-term incentive element of the Company's executive compensation program consists of the grant of stock options to employees, including the Company's executive officers. Stock options have been granted to the executive officers based upon factors discussed below either
(i) with an exercise price equal to 100% of fair market value as of the date of grant or (ii) in payment of annual incentive awards which have been earned. When stock options are granted in payment of annual incentive awards already earned, the number of stock options granted is determined by dividing the amount of the award by the difference between the market price of the Common Stock as of the date of grant and the option exercise price of $0.01.

Implementation of Compensation Policy.

         The Compensation Committee met on January 26, 2000 to review and certify bonus and stock option allocations to officers and employees of the Company relative to performance-based compensation programs in 1999 and to establish, as necessary, the 2000 base compensation and performance-based compensation programs for executive officers. The Compensation Committee met on February 28, 2000 to review and approve the CDW Senior Management Incentive Plan, including target bonus levels and performance achievement targets, and the 2000 CDW Incentive Stock Option Plan for submission to the Board of Directors for its approval and inclusion in the 2000 Proxy for shareholder approval. The Compensation Committee met on December 19, 2000 to discuss various matters, including the status of 2000 performance-based compensation programs and approved the formula to be applied for determining the number of options to be granted to each coworker as of December 31, 2000. The Compensation Committee met on January 25, 2001 to review and approve stock option allocations to officers and employees of the Company pursuant to the formula adopted at the December 19, 2000 meeting and to review and certify bonus allocations to officers and employees pursuant to performance-based compensation programs. There was a special meeting of the Compensation Committee on January 28, 2001 to review and approve the terms of Mr. Edwardson's employment as Chief Executive Officer and President of the Company, including the grant of restricted stock and stock options.

         Each of the Named Officers received a bonus out of the CDW Senior Management Incentive Plan which was payable in cash and stock options of the Company with an exercise price of $0.01 per share. The aggregate amount of the bonus, $7.0 million, was determined based upon target bonus levels and the Company's growth rate in operating income. The Compensation Committee certified the achievement of the performance measure and approved the bonus amounts. The portion of the bonus paid to each Named Officer in the form of stock options is included in the Option Grants table.

         Compensation of the Chief Executive Officer. Mr. Krasny's compensation for 2000 consisted of base salary and an annual incentive award based upon his participation in the CDW Senior Management Incentive Plan. Mr. Krasny's base salary increased to $237,015 in 2000 from $230,784 in 1999, based upon a 3.4% increase in the United States Consumer Price Index. Mr. Krasny's annual incentive award of $1,234,116 was determined by his participation in the CDW Senior Management Incentive Plan. Mr. Krasny received $438,902 of this bonus in the form of a stock option grant for 15,751 shares during 2000, as reflected in the Options Grant table. Mr. Krasny received a $10,000 bonus pursuant to CDW's company-wide management bonus pool for 2000. In addition, Mr. Krasny received a stock option grant for 5,500 shares as a part of the company-wide December 2000 stock option grant.

         Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this provision so that such amounts will be deductible to the Company.

COMPENSATION AND STOCK OPTION COMMITTEE

Casey G. Cowell
Joseph Levy, Jr.
Brian E. Williams

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

                          STOCK PRICE PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap 400 - Retail (Computers and Electronics) Index for the period commencing January 1, 1996 and ending December 31, 2000 where $100 was invested on January 1, 1996.

         Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.


                                    [GRAPH]


                                   1/1/1996   12/31/1996   12/31/1997   12/31/1998   12/31/1999    12/31/2000
                                   --------   ----------   ----------   ----------   ----------    ----------
 CDW Computer Centers, Inc.         $  100      $  220       $  193       $  355        $  582       $  413
 S&P Midcap 400                     $  100      $  119       $  158       $  188        $  215       $  253
 S&P MC400 Retail (C&E)             $  100      $   65       $  125       $  171        $  228       $  208

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the selection of the independent accounting firm of PricewaterhouseCoopers LLP to audit the Company's financial statements for the 2001 fiscal year. PricewaterhouseCoopers LLP has audited the Company's financial statements since March 31, 1992. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees incurred by the Company to PricewaterhouseCoopers LLP during Fiscal 2000:

AUDIT FEES:

Fees incurred by the Company to PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for auditing the Company's annual financial statements for the fiscal year ended December 31, 2000 and reviewing those financial statements included in the Company's quarterly reports on Form 10-Q during that fiscal year totaled $198,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

The Company did not engage PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES:

Fees incurred by the Company to PricewaterhouseCoopers LLP for all other non-audit services rendered to the Company during the Company's 2000 fiscal year, primarily including internal audit and tax related services, totaled $413,985.


If the Board's recommendation regarding the retention of PricewaterhouseCoopers LLP is rejected or if PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 2001 fiscal year shall be subject to the ratification by shareholders.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.


                                             By Order of the Board of Directors,

                                             /s/ Harry J. Harczak, Jr.
                                             -------------------------

                                             Harry J. Harczak, Jr.
                                             Chief Financial Officer, Treasurer
                                             and Secretary
Vernon Hills, Illinois
April 16, 2001

                                    EXHIBIT A


                           CDW COMPUTER CENTERS, INC.
                             AUDIT COMMITTEE CHARTER


AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

- Monitor the independence and performance of the Company's independent auditors.

- Direct the scope and monitor the performance of the Company's Business Process Assurance department.

- Provide an avenue of communication among the independent auditors, management, the Business Process Assurance department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Business Process Assurance department shall have a direct reporting responsibility to the Board of Directors through the Audit Committee.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the Nasdaq Stock Market, Inc. At the date hereof, such requirements include that the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee should be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at every meeting with management, the manager of Business Process Assurance, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, will communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures prior to public release of information. The procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements and year-end earnings prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management, the independent auditors, and the Business Process Assurance department, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and Business Process Assurance department including the status of previous recommendations.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings. If practicable, the Chairman of the Audit Committee will review the company's quarterly financial statements prior to filing.

5. Review the Investment Policy of the Company and annually recommend to the Board of Directors the approval of the policy.

Independent Auditors

6. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

7. Approve the audit fees and other significant compensation to be paid to the independent auditors.

8. Review and discuss with the independent auditors all significant relationships which the auditors and their affiliates have with the Company and its affiliates in order to determine the auditors' independence, including: (i) requesting, receiving and reviewing, on a periodic basis, a formal written statement delineating all relationships which may reasonably be thought to bear on the independence of the independent auditors with respect to the Company;
         (ii) discussing with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iii) recommending that the Board take appropriate action in response to the independent auditors' report to oversee the independence of the independent auditors.

9. Review and approve the independent auditors' audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management, and Business Process Assurance audits and general audit approach.

10. Discuss with management the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

11. Discuss with the independent auditors the matters to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, the consistency of application of the Company's accounting policies and the clarity, consistency and completeness of the Company's accounting information contained in its financial statements and related disclosures. In addition, the Audit Committee shall inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

Business Process Assurance Department and Legal Compliance

12. Direct and approve the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Business Process Assurance department based upon the Company's risk assessment.

13. Review the appointment and performance of the senior Business Process Assurance executive.

14. Review significant reports prepared by the Business Process Assurance department together with management's response and follow-up to these reports.

15. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

18. Report quarterly to the full board. If possible, summarized minutes from Committee meetings shall be distributed to each board member at least one week prior to the subsequent Board of Directors meeting.

19. Annually review financial and accounting personnel succession planning within the Company.

20. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the Business Process Assurance department or to assure compliance with laws and regulations.



                                                 As adopted March 21, 2001

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           CDW COMPUTER CENTERS, INC.

                                  MAY 23, 2001





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


[X]PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.

                                                                                                         FOR    AGAINST    ABSTAIN
                   FOR    WITHHELD        NOMINEES: Michael Krasny         2. RATIFICATION OF            [ ]      [ ]        [ ]
     1. ELECTION   [ ]      [ ]                     John A. Edwardson         THE SELECTION OF
        OF                                          Gregory C. Zeman          PRICEWATERHOUSECOOPERS
        DIRECTORS                                   Daniel B. Kass            L.L.P. AS THE
                                                    Michelle L. Collins       INDEPENDENT ACCOUNTANTS
                                                    Casey G. Cowell           OF CDW
(INSTRUCTION: TO WITHHOLD AUTHORITY TO              Donald P. Jacobs
VOTE FOR ANY OF THE NOMINEE(S) LISTED               Brian E. Williams
AT RIGHT, PLEASE WRITE THAT NOMINEE'S               Terry L. Lengfelder
NAME ON THE LINE BELOW.)

--------------------------------------





                                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                           MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS
                                                                           PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR
                                                                           PROPOSAL 2, AS PERMITTED BY LAW. THE BOARD OF DIRECTORS
                                                                           OF CDW RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 SET FORTH
                                                                           HEREON.

                                                                           PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE
                                                                           ENCLOSED ENVELOPE.



SIGNATURE(S)                                 DATE                 ,                                    DATE
           ----------------------------------    -----------------   ----------------------------------    -----------------
                                                                  (IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN)

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                           CDW COMPUTER CENTERS, INC.

                 200 N. MILWAUKEE AVE., VERNON HILLS, IL 60061
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF CDW COMPUTER CENTERS, INC.

The undersigned hereby appoints John A. Edwardson and Harry J. Harczak, Jr., and each of them with full power of substitution, the attorneys and the proxies of the undersigned, to represent and vote all shares of common stock, par value $.01 per share, of CDW Computer Centers, Inc., an Illinois corporation ("CDW"), the undersigned may be entitled to vote (or such lesser number as is specified on the reverse), with all powers of the undersigned would possess if personally present at the Annual Meeting of Shareholders of CDW to be held on May 23, 2001 (the "Annual Meeting") and at any adjournment(s) or postponement(s) thereof, on the matters and in the manner indicated on the reverse side hereof and described in the Proxy Statement (the "Proxy Statement") of CDW. This proxy revokes all prior proxies given by the undersigned. Unless otherwise specified, this proxy will be voted FOR each proposal listed on the reverse side of this proxy card. This proxy will also be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

                        (TO BE SIGNED ON REVERSE SIDE.)